EXHIBIT 32.2

CERTIFICATION PURSUANT TO18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of China Green Material Technologies Inc. on Form 10-Q for the period ending June 30, 2008 as filed with the Securities and Exchange Commission on the date hereof, I, Jing Zhu, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:

1.     The Quarterly Report on Form 10-Q of the Company for the period ended June 30, 2008 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

2.     The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of us.

Date: August 14, 2008	China Green Material Technologies, Inc. By: /s/ Jing Zhu Jing Zhu, Chief Financial Officer